Exhibit 99.1

For more information contact Media: Leticia Lowe Phone 713.207.7702 Investors: Marianne Paulsen Phone 713.207.6500
For Immediate Release	Page 1 of 6

CENTERPOINT ENERGY REPORTS FOURTH QUARTER AND

FULL YEAR 2011 EARNINGS

Houston, TX—February 29, 2012—CenterPoint Energy, Inc. (NYSE: CNP) today reported net income of $117 million, or $0.27 per diluted share, for the fourth quarter of 2011 compared to $124 million, or $0.29 per diluted share, for the same period of 2010. Operating income for the fourth quarter of 2011 was $274 million compared to $302 million for the same period of 2010.

For the year ended December 31, 2011, net income was $1.36 billion, or $3.17 per diluted share, compared to $442 million, or $1.07 per diluted share, for the same period of 2010. The year ended December 31, 2011, included net income of $811 million, or $1.89 per diluted share, reflecting the final resolution of the appeals of the 2004 true-up order of the Texas Public Utility Commission (Texas PUC) issued in connection with the restructuring of the Texas electric industry. Excluding this amount, net income would have been $546 million, or $1.27 per diluted share, for the year ended December 31, 2011, compared to $442 million, or $1.07 per diluted share, for the same period of 2010.

Operating income for the year ended December 31, 2011, was $1.3 billion compared to $1.25 billion for the same period of 2010.

“2011 was a significant year for our company,” said David M. McClanahan, president and chief executive officer of CenterPoint Energy. “We resolved the long-standing proceeding arising from the restructuring of the electric industry in Texas. As a result, in January 2012 we recovered approximately $1.7 billion through the issuance of securitization bonds. Operationally, our regulated electric and natural gas utilities reported solid results and our field services unit realized growth from the investments we made in several developing shale plays. We continue to look for opportunities to invest across our portfolio of electric and natural gas businesses and build value for our shareholders.”

Electric Transmission & Distribution

The electric transmission & distribution segment reported operating income of $93 million for the fourth quarter of 2011, consisting of $62 million from the regulated electric transmission & distribution utility operations (TDU) and $31 million related to securitization bonds. Operating income for the fourth quarter of 2010 was $90 million, consisting of $56 million from the TDU and $34 million related to securitization bonds. Operating income for the TDU benefited from higher net transmission revenues, timing of energy efficiency cost recovery and increased throughput primarily from growth of more than 45,000 customers since December 2010. These gains were partially offset by impacts from the recent rate case and higher operation and maintenance expenses.

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For Immediate Release	Page 2 of 6

Operating income for the year ended December 31, 2011, was $623 million, consisting of $496 million from the TDU and $127 million related to securitization bonds. Operating income for the same period of 2010 was $567 million, consisting of $427 million from the TDU and $140 million related to securitization bonds. Operating income for the TDU benefited from increased throughput driven primarily by warmer weather and customer growth, higher net transmission revenues and lower depreciation. These gains were partially offset by impacts from the recent rate case and higher operation and maintenance expenses in part due to system reliability improvements.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $73 million for the fourth quarter of 2011 compared to $86 million for the same period of 2010. Operating income declined primarily as a result of higher operation and maintenance expenses.

Operating income for the year ended December 31, 2011, was $226 million compared to $231 million for the same period of 2010. Operating income declined as a result of higher operation and maintenance expenses and lower miscellaneous revenues, which were partially offset by customer growth of more than 19,000 customers since December 2010 and rate adjustments.

Interstate Pipelines

The interstate pipelines segment reported operating income of $52 million for the fourth quarter of 2011 compared to $63 million for the same period of 2010. The decline was due to lower revenues primarily related to an expired backhaul contract and lower off-system sales. These declines were partially offset by increased ancillary services.

In addition to operating income, this segment recorded equity income of $6 million for the fourth quarter of 2011 from its 50 percent interest in the Southeast Supply Header (SESH) compared to $4 million for the same period of 2010.

Operating income for the year ended December 31, 2011, was $248 million compared to $270 million for the same period of 2010. The decline was due to lower revenues primarily related to an expired backhaul contract, restructured contracts with the company’s natural gas distribution affiliates and lower off-system sales. These declines were partially offset by increased revenues primarily from ancillary services, as well as from power generation and industrial customers.

In addition to operating income, this segment recorded equity income of $21 million for the year ended December 31, 2011, from its 50 percent interest in SESH compared to $19 million for the same period of 2010.

Field Services

The field services segment reported operating income of $53 million for the fourth quarter of 2011 compared to $57 million for the same period of 2010. Operating expenses for the fourth quarter of 2010 included a gain of $21 million associated with the sale of a small, non-strategic gas gathering system. Operating income for the fourth quarter of 2011 benefited from higher gathering volumes in the Haynesville and Fayetteville shales.

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For Immediate Release	Page 3 of 6

In addition to operating income, this business had equity income of $2 million for each of the fourth quarters of 2011 and 2010 from its 50 percent interest in a gathering and processing joint venture (Waskom).

Operating income for the year ended December 31, 2011, was $189 million compared to $151 million for the same period of 2010. Operating expenses for the year ended December 31, 2010, included a gain of $21 million associated with the sale of a small, non-strategic gas gathering system. Operating income for the year ended December 31, 2011, benefited from higher gathering volumes in the Haynesville and Fayetteville shales and revenues attributable to throughput volume commitments. These gains were partially offset by lower prices received from sales of retained gas, higher operation and maintenance, and depreciation and amortization expenses primarily related to facility expansions.

Equity income from Waskom was $9 million for the year ended December 31, 2011, compared to $10 million for the same period of 2010.

Competitive Natural Gas Sales and Services

The competitive natural gas sales and services segment reported operating income of $3 million for the fourth quarter of 2011 compared to no operating income for the same period of 2010. The fourth quarter of 2011 included a $5 million charge related to an early capacity release on pipeline transportation. In addition, the fourth quarter of 2011 included gains of $1 million resulting from mark-to-market accounting for derivatives associated with certain forward natural gas purchases and sales used to lock in economic margins compared to charges of $10 million for the same period of 2010. The fourth quarter of 2011 also included a $4 million write-down of natural gas inventory to the lower of average cost or market. Low basis spreads continued to negatively impact this segment’s results.

Operating income for the year ended December 31, 2011, was $6 million compared to $16 million for the same period of 2010. Operating income for the year ended December 31, 2011, included the $5 million early capacity release charge. In addition, operating income for the year ended December 31, 2011, included gains of $8 million resulting from mark-to-market accounting compared to gains of $4 million for the same period of 2010. The year ended December 31, 2011, included an $11 million write-down of natural gas inventory compared to a $6 million write-down in the same period of 2010.

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For Immediate Release	Page 4 of 6

Securitization Bond Issuance

On October 13, 2011, the Texas PUC approved a final order resolving all issues raised in connection with the Texas Supreme Court’s remand of the Texas PUC’s 2004 true-up order. The final order authorized the company to recover an additional true-up balance of $1.695 billion. On January 19, 2012, a wholly-owned special purpose subsidiary of the company closed on the sale of bonds to securitize the approved amount. In the third quarter of 2011, the company recorded net income of $811 million related to the true-up remand. An additional $258 million in net income will be recognized over the life of the securitization bonds.

Dividend Declaration

On January 19, 2012, CenterPoint Energy’s board of directors declared a regular quarterly cash dividend of $0.2025 per share of common stock payable on March 9, 2012, to shareholders of record as of the close of business on February 16, 2012. This marks the seventh consecutive year the company has increased its quarterly dividend.

Outlook for 2012

CenterPoint Energy expects earnings on a guidance basis for 2012 to be in the range of $1.08 to $1.20 per diluted share. Earnings guidance is being provided in the form of a range to reflect economic and operational variables associated with the company’s various business segments. Significant variables include the impact to earnings of commodity prices, volume throughput, weather, regulatory proceedings, effective tax rates and financing activities. In providing this guidance, the company does not include the impact of any changes in accounting standards, any impact from significant acquisitions or divestitures, any impact to earnings from the change in the value of Time Warner stocks and the related ZENS securities, or the timing effects of mark-to-market and inventory accounting in the company’s competitive natural gas sales and services business.

Filing of Form 10-K for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the period ended December 31, 2011. A copy of that report is available on the company’s website under the Investors section. Other filings the company makes with the SEC and other documents relating to its corporate governance can also be found on that site.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Wednesday, February 29, 2012, at 10:30 a.m. Central time or 11:30 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

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For Immediate Release	Page 5 of 6

CenterPoint Energy, Inc., headquartered in Houston, Texas, is a domestic energy delivery company that includes electric transmission & distribution, natural gas distribution, competitive natural gas sales and services, interstate pipelines, and field services operations. The company serves more than five million metered customers primarily in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Assets total more than $21 billion. With over 8,800 employees, CenterPoint Energy and its predecessor companies have been in business for more than 135 years. For more information, visit the company’s website at CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. The statements in this news release regarding the company’s earnings outlook for 2012 and future financial performance and results of operations, and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Factors that could affect actual results include (1) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety, health care reform, financial reform and tax legislation; (2) state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (3) timely and appropriate rate actions and increases, allowing recovery of costs and a reasonable return on investment; (4) the timing and outcome of any audits, disputes or other proceedings related to taxes; (5) problems with construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (6) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the effects of energy efficiency measures and demographic patterns; (7) the timing and extent of changes in commodity prices, particularly natural gas and natural gas liquids, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on CenterPoint Energy’s interstate pipelines; (8) the timing and extent of changes in the supply of natural gas, including supplies available for gathering by CenterPoint Energy’s field services business and transporting by its interstate pipelines; (9) competition in CenterPoint Energy’s mid-continent region footprint for access to natural gas supplies and to markets; (10) weather variations and other natural phenomena; (11) any direct or indirect effects on CenterPoint Energy’s facilities, operations and financial condition resulting from terrorism, cyber attacks, data security breaches or other attempts to disrupt its businesses or the businesses of third parties, or other catastrophic events; (12) the impact of unplanned facility outages; (13) timely and appropriate regulatory actions allowing securitization or other recovery of costs associated with any future hurricanes or natural disasters; (14) changes in interest rates or rates of inflation; (15) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of our financing and refinancing efforts, including availability of funds in the debt capital markets; (16) actions by rating agencies; (17) effectiveness of CenterPoint Energy’s risk management activities; (18) inability of various counterparties to meet their obligations; (19) non-payment for services due to financial distress of CenterPoint Energy’s customers; (20) the ability of GenOn Energy, Inc. (formerly known as RRI Energy, Inc.) and its subsidiaries to satisfy their obligations to CenterPoint Energy and its subsidiaries; (21) the ability of retail electric providers, and particularly the two largest customers of the TDU, to satisfy their obligations to CenterPoint Energy and its subsidiaries; (22) the outcome of litigation brought by or against CenterPoint Energy; (23) CenterPoint Energy’s ability to control costs; (24) the investment performance of pension and postretirement benefit plans; (25) potential business strategies, including restructurings, acquisitions or dispositions of assets or businesses; (26) acquisition and merger activities involving CenterPoint Energy or its competitors; and (27) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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CenterPoint Energy, Inc. and Subsidiaries

Reconciliation of reported Net Income and diluted EPS to the basis used in providing 2011 annual earnings guidance

	Quarter Ended December 31, 2011		Twelve Months Ended December 31, 2011
	Net Income	EPS	Net Income	EPS
	(in millions)		(in millions)
As reported	$117	$0.27	$1,357	$3.17

True-up related items:
Debt component return, net of taxes	—	—	(224)	(0.52)
Extraordinary item, net of taxes	—	—	(587)	(1.37)

Excluding true-up related items	$117	$0.27	$546	$1.27 (3)

Timing effects impacting CES(1):
Mark-to-market (gains) losses - natural gas derivative contracts	(1)	(0.00)	(6)	(0.01)
Natural gas inventory write-downs	3	0.01	7	0.02

ZENS-related mark-to-market (gains) losses:
Marketable securities(2)	(32)	(0.07)	(12)	(0.03)
Indexed debt securities	20	0.05	(23)	(0.05)

Per the basis used in providing 2011 annual earnings guidance	$107	$0.26	$512	$1.20

(1)	Competitive natural gas sales and services
(2)	Time Warner Inc., Time Warner Cable Inc. and AOL Inc.
(3)	Numbers do not add due to rounding

###

CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
Revenues:
Electric Transmission & Distribution	$506	$535	$2,205	$2,337
Natural Gas Distribution	813	793	3,213	2,841
Competitive Natural Gas Sales and Services	592	635	2,651	2,511
Interstate Pipelines	145	129	601	553
Field Services	96	107	338	412
Other Operations	2	2	11	11
Eliminations	(56)	(56)	(234)	(215)

Total	2,098	2,145	8,785	8,450

Expenses:
Natural gas	1,053	1,066	4,574	4,055
Operation and maintenance	451	502	1,719	1,835
Depreciation and amortization	204	209	864	886
Taxes other than income taxes	88	94	379	376

Total	1,796	1,871	7,536	7,152

Operating Income	302	274	1,249	1,298

Other Income (Expense):
Gain on marketable securities	32	49	67	19
Gain (loss) on indexed debt securities	(31)	(30)	(31)	35
Interest and other finance charges	(117)	(115)	(481)	(456)
Interest on transition and system restoration bonds	(34)	(31)	(140)	(127)
Equity in earnings of unconsolidated affiliates	7	8	29	30
Return on true-up balance	—	—	—	352
Other—net	5	4	12	23

Total	(138)	(115)	(544)	(124)

Income Before Income Taxes and Extraordinary Item	164	159	705	1,174
Income Tax Expense	40	42	263	404

Income Before Extraordinary Item	124	117	442	770
Extraordinary Item, net of tax	—	—	—	587

Net Income	$124	$117	$442	$1,357

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
Basic Earnings Per Common Share:
Income Before Extraordinary Item	$0.29	$0.27	$1.08	$1.81
Extraordinary item, net of tax	—	—	—	1.38

Net Income	$0.29	$0.27	$1.08	$3.19

Diluted Earnings Per Common Share:
Income Before Extraordinary Item	$0.29	$0.27	$1.07	$1.80
Extraordinary item, net of tax	—	—	—	1.37

Net Income	$0.29	$0.27	$1.07	$3.17

Dividends Declared per Common Share	$0.1950	$0.1975	$0.7800	$0.7900
Weighted Average Common Shares Outstanding (000):
- Basic	423,860	425,989	409,721	425,636
- Diluted	426,963	429,096	412,776	428,724
Operating Income by Segment
Electric Transmission & Distribution:
Electric Transmission and Distribution Operations	$56	$62	$427	$496
Transition and System Restoration Bond Companies	34	31	140	127

Total Electric Transmission & Distribution	90	93	567	623
Natural Gas Distribution	86	73	231	226
Competitive Natural Gas Sales and Services	—	3	16	6
Interstate Pipelines	63	52	270	248
Field Services	57	53	151	189
Other Operations	6	—	14	6

Total	$302	$274	$1,249	$1,298

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Three Months Ended December 31,		% Diff Fav/(Unfav)	Year Ended December 31,		% Diff Fav/(Unfav)
	2010	2011		2010	2011
Results of Operations:
Revenues:
Electric transmission and distribution utility	$413	$439	6%	$1,768	$1,893	7%
Transition and system restoration bond companies	93	96	3%	437	444	2%

Total	506	535	6%	2,205	2,337	6%

Expenses:
Operation and maintenance	232	253	(9%)	841	908	(8%)
Depreciation and amortization	74	72	3%	293	279	5%
Taxes other than income taxes	51	52	(2%)	207	210	(1%)
Transition and system restoration bond companies	59	65	(10%)	297	317	(7%)

Total	416	442	(6%)	1,638	1,714	(5%)

Operating Income	$90	$93	3%	$567	$623	10%

Operating Income:
Electric transmission and distribution operations	$56	$62	11%	$427	$496	16%
Transition and system restoration bond companies	34	31	(9%)	140	127	(9%)

Total Segment Operating Income	$90	$93	3%	$567	$623	10%

Electric Transmission & Distribution
Operating Data:
Actual MWH Delivered
Residential	5,054,882	5,173,066	2%	26,554,309	28,510,924	7%
Total	17,020,701	17,210,481	1%	76,973,117	80,012,853	4%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	108%	104%	(4%)	105%	121%	16%
Heating degree days	94%	96%	2%	133%	102%	(31%)

Number of metered customers—end of period:
Residential	1,867,251	1,904,818	2%	1,867,251	1,904,818	2%
Total	2,110,608	2,155,710	2%	2,110,608	2,155,710	2%

	Natural Gas Distribution
	Three Months Ended December 31,		% Diff Fav/ (Unfav)	Year Ended December 31,		% Diff Fav/ (Unfav)
	2010	2011		2010	2011
Results of Operations:
Revenues	$813	$793	(2%)	$3,213	$2,841	(12%)

Expenses:
Natural gas	486	472	3%	2,049	1,675	18%
Operation and maintenance	168	174	(4%)	639	655	(3%)
Depreciation and amortization	42	42	—	166	166	—
Taxes other than income taxes	31	32	(3%)	128	119	7%

Total	727	720	1%	2,982	2,615	12%

Operating Income	$86	$73	(15%)	$231	$226	(2%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	52	50	(4%)	177	172	(3%)
Commercial and Industrial	67	64	(4%)	249	251	1%

Total Throughput	119	114	(4%)	426	423	(1%)

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	100%	88%	(12%)	107%	100%	(7%)

Number of customers—end of period:
Residential	3,016,333	3,036,267	1%	3,016,333	3,036,267	1%
Commercial and Industrial	246,891	246,220	—	246,891	246,220	—

Total	3,263,224	3,282,487	1%	3,263,224	3,282,487	1%

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Competitive Natural Gas Sales and Services
	Three Months Ended December 31,		% Diff Fav/(Unfav)	Year Ended December 31,		% Diff Fav/(Unfav)
	2010	2011		2010	2011
Results of Operations:
Revenues	$592	$635	7%	$2,651	$2,511	(5%)

Expenses:
Natural gas	582	620	(7%)	2,591	2,458	5%
Operation and maintenance	9	10	(11%)	38	41	(8%)
Depreciation and amortization	1	2	(100%)	4	5	(25%)
Taxes other than income taxes	—	—	—	2	1	50%

Total	592	632	(7%)	2,635	2,505	5%

Operating Income	$—	$3	—	$16	$6	(63%)

Competitive Natural Gas Sales and Services Operating Data:
Throughput data in BCF	144	151	5%	548	558	2%

Number of customers—end of period	12,193	14,267	17%	12,193	14,267	17%

	Interstate Pipelines
	Three Months Ended December 31,		% Diff Fav/(Unfav)	Year Ended December 31,		% Diff Fav/(Unfav)
	2010	2011		2010	2011
Results of Operations:
Revenues	$145	$129	(11%)	$601	$553	(8%)

Expenses:
Natural gas	21	13	38%	93	67	28%
Operation and maintenance	41	43	(5%)	153	152	1%
Depreciation and amortization	13	14	(8%)	52	54	(4%)
Taxes other than income taxes	7	7	—	33	32	3%

Total	82	77	6%	331	305	8%

Operating Income	$63	$52	(17%)	$270	$248	(8%)

Equity in earnings of unconsolidated affiliates	4	$6	50%	19	$21	11%

Pipelines Operating Data:
Throughput data in BCF
Transportation	433	371	(14%)	1,693	1,579	(7%)

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Field Services
	Three Months Ended December 31,		% Diff Fav/(Unfav)	Year Ended December 31,		% Diff Fav/(Unfav)
	2010	2011		2010	2011
Results of Operations:
Revenues	$96	$107	11%	$338	$412	22%

Expenses:
Natural gas	19	16	16%	72	68	6%
Operation and maintenance	10	29	(190%)	85	112	(32%)
Depreciation and amortization	8	9	(13%)	25	37	(48%)
Taxes other than income taxes	2	—	—	5	6	(20%)

Total	39	54	(38%)	187	223	(19%)

Operating Income	$57	$53	(7%)	$151	$189	25%

Equity in earnings of unconsolidated affiliates	$2	$2	—	$10	$9	(10%)

Field Services Operating Data:
Throughput data in BCF
Gathering	186	237	27%	650	823	27%

	Other Operations
	Three Months Ended December 31,		% Diff Fav/(Unfav)	Year Ended December 31,		% Diff Fav/(Unfav)
	2010	2011		2010	2011
Results of Operations:
Revenues	$2	$2	—	$11	$11	—
Expenses (Income)	(4)	2	(150%)	(3)	5	(267%)

Operating Income	$6	$—	—	$14	$6	(57%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
Capital Expenditures by Segment
Electric Transmission & Distribution	$146	$173	$463	$538
Natural Gas Distribution	74	80	202	295
Competitive Natural Gas Sales and Services	—	1	2	5
Interstate Pipelines	31	34	102	98
Field Services	196	38	668	201
Other Operations	10	26	25	54

Total	$457	$352	$1,462	$1,191

(Millions of Dollars)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2011	2010	2011
Interest Expense Detail
Amortization of Deferred Financing Cost	$6	$4	$24	$27
Capitalization of Interest Cost	(4)	1	(9)	(4)
Transition and System Restoration Bond Interest Expense	34	31	140	127
Other Interest Expense	115	110	466	433

Total Interest Expense	$151	$146	$621	$583

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31,	December 31,
	2010	2011
ASSETS
Current Assets:
Cash and cash equivalents	$199	$220
Other current assets	2,383	2,117

Total current assets	2,582	2,337

Property, Plant and Equipment, net	11,732	12,402

Other Assets:
Goodwill	1,696	1,696
Regulatory assets	3,446	4,619
Other non-current assets	655	649

Total other assets	5,797	6,964

Total Assets	$20,111	$21,703

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
Short-term borrowings	$53	$62
Current portion of transition and system restoration bonds long-term debt	283	307
Current portion of indexed debt	126	131
Current portion of other long-term debt	19	46
Other current liabilities	2,139	2,047

Total current liabilities	2,620	2,593

Other Liabilities:
Accumulated deferred income taxes, net	2,934	3,832
Regulatory liabilities	989	1,039
Other non-current liabilities	1,369	1,376

Total other liabilities	5,292	6,247

Long-term Debt:
Transition and system restoration bonds	2,522	2,215
Other	6,479	6,426

Total long-term debt	9,001	8,641

Shareholders’ Equity	3,198	4,222

Total Liabilities and Shareholders’ Equity	$20,111	$21,703

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Year Ended December 31,
	2010	2011
Cash Flows from Operating Activities:
Net income	$442	$1,357
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	891	916
Deferred income taxes	199	443
Extraordinary item, net of tax	—	(587)
Return on true-up balance	—	(352)
Write-down of natural gas inventory	6	11
Changes in net regulatory assets	14	31
Changes in other assets and liabilities	(164)	45
Other, net	(2)	24

Net Cash Provided by Operating Activities	1,386	1,888

Net Cash Used in Investing Activities	(1,420)	(1,206)

Net Cash Used in Financing Activities	(507)	(661)

Net Increase (Decrease) in Cash and Cash Equivalents	(541)	21

Cash and Cash Equivalents at Beginning of Period	740	199
Cash and Cash Equivalents at End of Period	$199	$220

Reference is made to the Notes to the Consolidated Financial Statements contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.